December 2010
Preliminary Terms No. 31
Registration Statement No. 333-155535
Dated December 1, 2010
Filed pursuant to Rule 433

STRUCTURED INVESTMENTS
Opportunities in International Equities

Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012
Performance Leveraged Upside SecuritiesSM

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities, currencies and bonds. These investments are designed to allow investors to capture enhanced returns relative to the asset’s actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the closing value of the asset on the valuation date. The PLUS are senior unsecured obligations of JPMorgan Chase & Co., and all payments on the PLUS are subject to the credit risk of JPMorgan Chase & Co. The investor may lose some or all of the stated principal amount of the PLUS.

SUMMARY TERMS
Issuer:	JPMorgan Chase & Co.
Maturity date:	June 27, 2012, subject to adjustment for certain market disruption events and as described under “Description of PLUS — Payment at Maturity” in the accompanying product supplement no. MS-9-A-I
Aggregate principal amount:	$
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial value
Shares of the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)		EEM	40%
Shares of the iShares® S&P GSCI Commodity-Indexed Trust (the “GSG Shares”)		GSG	18%
Shares of the iShares® Dow Jones U.S. Real Estate Index Fund (the “IYR Shares”)		IYR	6%
Shares of the iShares® iBoxx $ High Yield Corporate Bond Fund (the HYG Shares”)		HYG	6%
Shares of the iShares® iBoxx $ Investment Grade Corporate Bond Fund (the “LQD Shares”)		LQD	6%
Shares of the iShares® Barclays TIPS Bond Fund (the “TIP Shares”)		TIP	6%
Shares of the iShares® MSCI Canada Index Fund (the “EWC Shares”)		EWC	6%
Shares of the iShares® MSCI Pacific ex-Japan Index Fund (“the EPP Shares”)		EPP	6%
Shares of the iShares® MSCI EAFE Index Fund (“the EFA Shares”)		EFA	6%
We refer to the EEM Shares, GSG Shares, IYR Shares, HYG Shares, LQD Shares, TIP Shares, EWC Shares, EPP Shares and EFA Shares collectively as the basket components.
Payment at maturity:	If the final basket value is greater than the initial basket level, for each $10 stated principal amount PLUS,
$10 + leveraged upside payment

In no event will the payment at maturity exceed the maximum payment at maturity.

If the final basket value is less than or equal to the initial basket value, for each $10 stated principal amount PLUS,

$10 x basket performance factor

This amount will be less than or equal to the stated principal amount of $10 per PLUS.

Leveraged upside payment:	$10 x leverage factor × basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The closing basket value on the valuation date
Basket closing value:	The basket closing value on the valuation date will be calculated as follows:
100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]
Basket component return:

On the valuation date, the basket component return for each basket component is equal to the share return for such basket component on the valuation date. See “Fact Sheet” in this document for more information.

Valuation date:

June 22, 2012, subject to adjustment for non-trading days or certain market disruption events and as described under “Description of PLUS — Postponement of a Calculation Date” in the accompanying product supplement no. MS-9-A-I

Leverage factor:	200%
Maximum payment at maturity:

$11.70 to $12.10 (117.00% to 121.00% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be determined on the pricing date and will not be less than $11.70 or greater than $12.10.

Stated principal amount:	$10 per PLUS
Issue price:	$10 per PLUS (see “Commissions and issue price” below)
Pricing date:	December , 2010 (expected to price on or about December 27, 2010)
Original issue date:	December , 2010 (3 business days after the pricing date)
CUSIP / ISIN:	46634X617 / US46634X6177
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)

Commissions and issue price:	Price to Public(1)(2)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per PLUS
	$10.00	$0.20	$9.80
Total
	$	$	$
(1)

The price to the public includes the estimated cost of hedging our obligations under the PLUS through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. For additional related information, please see “Use of Proceeds” beginning on PS-17 of the accompanying product supplement no. MS-9-A-I.

(2)

The actual price to public and commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of PLUS purchased by that investor. The lowest price payable by an investor is $9.925 per PLUS. Please see “Syndicate Information” on page 5 for further details.

(3)

JPMS, acting as agent for JPMorgan Chase & Co., will receive a commission and will use all of that commission to allow selling concessions to Morgan Stanley Smith Barney LLC (“MSSB”) that will depend on market conditions on the pricing date. In no event will the commission received by JPMS and the selling concessions to be allowed to MSSB exceed $0.20 per $10 stated principal amount PLUS. See “Underwriting (Conflicts of Interest)” beginning on page PS-45 of the accompanying product supplement no. MS-9-A-I.

Investing in the PLUS involves a number of risks. See “Risk Factors” on page PS-15 of the accompanying product supplement no. MS-9-A-I and “Risk Factors” beginning on page 8 of these preliminary terms.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the PLUS or passed upon the accuracy or the adequacy of this document or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. MS-9-A-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement no. MS-9-A-I dated November 30, 2010:
http://www.sec.gov/Archives/edgar/data/19617/000089109210005453/e40968_424b2.pdf
Prospectus supplement dated November 21, 2008:
http://www.sec.gov/Archives/edgar/data/19617/000089109208005661/e33600_424b2.pdf
Prospectus dated November 21, 2008:
http://www.sec.gov/Archives/edgar/data/19617/000089109208005658/e33655_424b2.pdf

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free (800) 869-3326.

Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Investment Overview

Performance Leveraged Upside Securities

The PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 (the “PLUS”) can be used:

  As an alternative to direct exposure to the basket that enhances returns for a certain range of positive performance of the basket.

  To enhance returns and potentially outperform the basket in a moderately bullish scenario.

  To potentially achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

  The PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	18 months
Leverage factor:	200%
Maximum payment at maturity:	$11.70 to $12.10(117.00% to 121.00% of the stated principal amount) per PLUS (to be determined on the pricing date)
Minimum payment at maturity:	None

Basket Overview

The basket consists of (i) five equity-linked exchange traded funds that trade the emerging markets and the developed markets including the equity markets of Canada, the Pacific (excluding Japan) and the real estate sector of the U.S. equity markets, (ii) three bond-linked exchange traded funds that track U.S. dollar denominationed investment grade and non-investment grade high yield corporate debt securities and inflation-protected public obligations of the U.S. Treasury and (iii) a commodity-linked exchange traded fund that tracks futures contracts on commodities across a number of sectors.

For more information on the individual basket components, see the accompanying product supplement.

Information as of market close on November 30, 2010:

Basket Component Information as of November 30, 2009
	Bloomberg Ticker Symbol	Closing Price or Index Closing Value	52 Weeks Ago	52 Week High	52 Week Low	Basket component weighting
Shares of the iShares® MSCI Emerging Markets Index Fund	EEM	$45.96	$41.68	$48.62 (on 11/9/2010)	$35.01 (on 1/26/2010)	40%
Shares of the iShares® S&P GSCI Commodity-Indexed Trust	GSG	$31.70	$31.89	$33.50 (on 1/11/2010)	$25.96 (on 5/25/2010)	18%
Shares of the iShares® Dow Jones U.S. Real Estate Index Fund	IYR	$54.51	$43.95	$57.97 (on 11/5/2010)	$41.72 (on 2/10/2010)	6%
Shares of the iShares® iBoxx® $ High Yield Corporate Bond Fund	HYG	$88.82	$85.70	$91.97 (on 11/4/2010)	$79.00 (on 5/6/2010)	6%
Shares of the iShares® iBoxx® $ Investment Grade Corporate Bond Fund	LQD	$109.31	$106.26	$113.87 (on 10/06/2010)	$102.48 (on 5/6/2010)	6%
Shares of the iShares® Barclays TIPS Bond Fund	TIP	$108.89	$106.18	$112.50 (on 10/14/2010)	$102.30 (on 4/5/2010)	6%
Shares of the iShares® MSCI Canada Index Fund	EWC	$29.87	$26.73	$30.50 (on 11/9/2010)	$22.75 (on 5/6/2010)	6%
Shares of the iShares® MSCI Pacific ex-Japan Index Fund	EPP	$45.47	$42.08	$49.01 (on 11/05/2010)	$28.83 (on 5/6/2010)	6%
Shares of the iShares® MSCI EAFE Index Fund	EFA	$55.36	$44.09	$ 46.87 (on 10/13/10)	$36.16 (on 5/20/10)	6%

Because the EEM Shares make up 40% of the basket, we expect that generally the market value of your PLUS and your payment at maturity will depend significantly on the performance of the EEM Shares.

December 2010	Page 2

Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Basket Historical Performance – Daily Closing Price January 3, 2005 to November 30, 2010

The graph is calculated to show the performance of the basket during the period from January 3, 2005 through November 30, 2010, assuming the basket components are weighted as set out above such that the initial basket value was 100 and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the leverage on the PLUS, nor does it attempt to show your expected return on an investment in the PLUS.  The historical values of the basket should not be taken as an indication of its future performance.

December 2010	Page 3

Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Key Investment Rationale

The PLUS offer 200% leveraged upside, subject to a maximum payment at maturity of $11.70 to $12.10 (117% to 121% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be determined on the pricing date.

Investors can use the PLUS to double returns (excluding dividends) up to the maximum payment at maturity, while maintaining similar risk as a direct investment in the basket.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket within a certain range of price performance.
Best Case Scenario

The basket increases in value and, at maturity, the PLUS pay the maximum payment at maturity of $11.70 to $12.10 (117% to 121% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be determined on the pricing date.

Worst Case Scenario	The basket declines in value and, at maturity, the PLUS pay less than the stated principal amount by an amount proportionate to the decline.

Summary of Selected Key Risks (see page 10)

  No guaranteed return of principal.

  No interest payments.

  Appreciation potential is limited to the maximum payment at maturity.

  The PLUS are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the PLUS.

  Economic interests of the calculation agent and other affiliates of the issuer may be different from those of the investors.

  The PLUS will not be listed on any securities exchange and secondary trading may be limited.

  The inclusion of commissions and estimated cost of hedging in the original issue price is likely to adversely affect secondary market prices and you could receive less, and possibly significantly less, than the stated principal amount per PLUS if you try to sell your PLUS prior to maturity.

  The market price of the PLUS will be influenced by many unpredictable factors, including the value and volatility of the basket components and dividend or interest rate of the securities, if applicable, underlying the basket components and the exchange rate and volatility of the exchange rate between the U.S. dollar and the currencies in which the securities or commodity futures contracts underlying the basket components trade.

  Investing in the PLUS is not equivalent to investing in the basket components or the securities or commodity futures contracts underlying the basket components.

  The PLUS are subject to currency exchange risk.

  Changes in the value of the basket components may offset each other.

  The basket is composed of a limited number of underlying investments and these underlying investments may not participate in any global expansion; there are specific risks applicable to the basket components.

  The PLUS are subject to non-U.S. securities emerging markets risk.

  The PLUS are subject to risks associated with the real estate industry.

  The PLUS are subject to risks associated with fixed-income securities.

  There are differences between the basket components and the Indices underlying such basket components.

  The anti-dilution adjustments the calculation agent is required to make do not cover every event that could affect the shares of the basket components.

  Adjustments to the basket components by the basket components publisher could adversely affect the value of the PLUS.

  The tax consequences of an investment in the PLUS are unclear.
December 2010	Page 4

Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Fact Sheet

The PLUS offered are senior unsecured obligations of JPMorgan Chase & Co., will pay no interest, do not guarantee any return of your principal at maturity and have the terms described in product supplement no. MS-9-A-I, the prospectus supplement and the prospectus, as supplemented or modified by these preliminary terms. At maturity, an investor will receive for each stated principal amount of PLUS that the investor holds, an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the basket closing value of the basket on the valuation date. The PLUS are senior notes issued as part of JPMorgan Chase & Co.’s Series E Medium-Term Notes program. All payments on the PLUS are subject to the credit risk of JPMorgan Chase & Co.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
December , 2010 (expected to price on or about December 27, 2010)	December , 2010 (3 business days after the pricing date)	June 27, 2012, subject to postponement due to a market disruption event and as described under “Description of PLUS — Payment at Maturity” in the accompanying product supplement no. MS-9-A-I.
Key Terms
Issuer:	JPMorgan Chase & Co.
Basket:	Basket component	Bloomberg Ticker Symbol	Basket component weighting	Initial value
Shares of the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)		EEM	40%
Shares of the iShares® S&P GSCI Commodity-Indexed Trust		GSG	18%
Shares of the iShares® Dow Jones U.S. Real Estate Index Fund (the “IYR Shares”)		IYR	6%
Shares of the iShares® iBoxx $ High Yield Corporate Bond Fund (the “HYG Shares”)		HYG	6%
Shares of theiShares® iBoxx $ Investment Grade Corporate Bond Fund (the “LQD Shares”)		LQD	6%
Shares of the iShares® Barclays TIPS Bond Fund (the “TIP Shares”)		TIP	6%
Shares of the iShares® MSCI Canada Index Fund (the “EWC Shares”)		EWC	6%
Shares of the iShares® MSCI Pacific ex-Japan Index Fund (the “EPP Shares”)		EPP	6%
Shares of the iShares® MSCI EAFE Index Fund (the “EFA Shares”)		EFA	6%
We refer to the EEM Shares, the GSG Shares, IYR Shares, HYG Shares, LQD Shares, TIP Shares, EWC Shares, EPP Shares and EFA Shares collectively as the basket components
Aggregate principal amount:	$
Issue price:	$10 per PLUS (see “Syndicate Information” on page 5)
Stated principal amount:	$10 per PLUS
Denominations:	$10 per PLUS and integral multiples thereof
Interest:	None
Payment at maturity:	If the final basket value is greater than the initial basket value, for each $10 stated principal amount PLUS,

$10 + leveraged upside payment

In no event will the payment at maturity exceed the maximum payment at maturity.

If the final basket value is less than or equal to the initial basket value, for each $10 stated principal amount PLUS,

$10 x share performance factor

This amount will be less than or equal to the stated principal amount of $10 per PLUS.

Leveraged upside payment:	$10 x leverage factor x basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Leverage factor:	200%
Basket performance factor:	final basket value / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The closing basket value on the valuation date
Basket closing value:	The basket closing value on the valuation date will be calculated as follows:
100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]
Basket component return:	On the valuation date, the basket component return for each basket component is equal to the share return for such basket component on the valuation date.
Share return:	With respect to each basket component, the share return is equal to:
final share price – initial share price initial share price
Initial share price:	The closing price of one ETF Share on the pricing date, divided by the adjustment factor
Final share price:	The closing price of one ETF Share on the valuation date
Adjustment factor:	Set equal to 1.0 on the pricing date, subject to adjustment under certain circumstances. See “General Terms of Notes — Anti-Dilution Adjustments” in the accompanying product supplement no. MS-9-A-I.

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Valuation date:

June 22, 2012, subject to adjustment for non-trading days or certain market disruption events and as described under “Description of PLUS — Payment at Maturity” in the accompanying product supplement no. MS-9-A-I

Maximum payment at maturity:

$11.70 to $12.10 (117.00% to 121.00% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be determined on the pricing date and will not be less than $11.70 or greater than $12.10.

Adjustment of maturity date:

If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date as postponed falls less than three business days prior to the scheduled maturity date, the maturity date of the PLUS will be postponed until the third business day following the valuation date as postponed.

Risk factors:	Please see “Risk Factors” beginning on page 10.

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012
Performance Leveraged Upside SecuritiesSM

General Information
Listing:	The PLUS will not be listed on any securities exchange.
CUSIP / ISIN:	46634X617 / US46634X6177
Minimum ticketing size:	100 PLUS
Tax considerations:

You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-9-A-I. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell LLP, your PLUS should be treated as “open transactions” for U.S. federal income tax purposes that, subject to the discussion of the “constructive ownership” rules in the following sentence, generate long-term capital gain or loss if held for more than one year. The PLUS may be treated as subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case any gain recognized in respect of the PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and an interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the PLUS. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice. In addition, based on certain factual assumptions and representations received from us, our special tax counsel is of the opinion that we should not be required to withhold under Sections 897 and 1445 of the Internal Revenue Code of 1986 and the regulations thereunder (collectively, “FIRPTA”) on proceeds paid to Non-U.S. Holders, although it is possible that we may decide (or that the IRS could argue) that we are required to do so. Non-U.S. Holders should also note that they may in any event be withheld upon unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

The discussion in the preceding paragraph, when read in combination with the discussion in “Risk Factors — The tax consequences of an investment in the PLUS are unclear” in this document and the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of owning and disposing of PLUS.
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
Use of proceeds and hedging:

The net proceeds we receive from the sale of the PLUSwill be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the PLUS.

For further information on our use of proceeds and hedging, see “Use of Proceeds” in the accompanying product supplement no. MS-9-A-I.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. MS-9-A-I.
Contact:

Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or Morgan Stanley Smith Barney’s principal executive offices at 2000 Westchester Avenue, Purchase, New York 10577 (telephone number (800) 869-3326).

Syndicate Information
Issue price of the PLUS	Commissions	Principal amount of PLUS for any single investor
$10.0000	$0.2000	<$1MM
$9.9625	$0.1625	≥$1MM and <$3MM
$9.9438	$0.1438	≥$3MM and <$5MM
$9.9250	$0.1250	≥$5MM

MSSB may reclaim selling concessions allowed to individual brokers within MSSB in connection with the offering if, within 30 days of the offering, MSSB repurchases the PLUS distributed by such brokers.

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012
Performance Leveraged Upside SecuritiesSM

This offering summary represents a summary of the terms and conditions of the PLUS. We encourage you to read the accompanying product supplement no. MS-9-A-I, the prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

How PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$10 per PLUS
Leverage factor:	200%
Hypothetical maximum payment at maturity:	$11.90 (119.00% of the stated principal amount) per PLUS (which represents the midpoint of the range of $11.70 and $12.10)*

* If the actual maximum payment at maturity as determined on the pricing date is less than $11.90, your return, if any, may be lower than the returns shown below.

PLUS Payoff Diagram

How it works

  If the final basket value is greater than the initial basket value, for each $10 principal amount PLUS, investors will receive the $10 stated principal amount plus 200% of the appreciation of the basket closing value over the term of the PLUS, subject to the maximum payment at maturity. In the payoff diagram, an investor will realize the hypothetical maximum payment at maturity at a final basket value of 109.50% of the initial basket value.

    If the final basket value is greater than the initial basket value by 4%, the investor will receive a 8% return, or $10.80 per PLUS.

    If the final basket value is greater than the initial basket value by 30%, the investor will receive only the hypothetical maximum payment at maturity of $11.90 per PLUS, or 119% of the stated principal amount.

  If the final basket value is less than or equal to the initial basket value, the investor will receive an amount less than or equal to the $10 stated principal amount, based on a 1% loss of principal for each 1% decline in the basket closing value.

    If the final basket value is less than the initial basket value by 10%, the investor would lose 10% of its principal and receive only $9 per PLUS at maturity, or 90% of the stated principal amount.

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of PLUS that they hold an amount in cash based upon the final basket value, determined as follows:

If the final basket value is greater than the initial basket value:

$10    +    leveraged upside payment:

subject to the maximum payment at maturity for each PLUS,

If the final basket value is less than or equal to the initial basket value:

$10    x    basket performance factor

Because the basket performance factor will be less than or equal to 1.0, this payment at maturity will be less than or equal to $10.

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” beginning on page PS-15 of the accompanying product supplement no. MS-9-A-I. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

  PLUS do not pay interest or guarantee return of any principal and your investment in the PLUS may result in a loss. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the initial basket value, the payout at maturity will be an amount in cash that is less than the $10 stated principal amount of each PLUS by an amount proportionate to the decline in the basket closing value.

  Appreciation potential is limited to the maximum payment at maturity. The appreciation potential of PLUS is limited by the maximum payment at maturity of $11.70 to $12.10 (117.00% to 121.00% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be determined on the pricing date. Although the leverage factor provides 200% exposure to any amount by which the final basket value is greater than the initial basket value, because the maximum payment at maturity will be limited to 117.00% to 121.00% of the stated principal amount for the PLUS, any amount by which the final basket value is greater than the initial basket value by more than 8.50% (in the case where the maximum payment at maturity is 117.00% of the stated principal amount) to 10.50% (in the case where the maximum payment at maturity is 121.00% of the stated principal amount) will not further increase the return on the PLUS.

  The PLUS are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the PLUS. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the PLUS at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the PLUS.

  Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the PLUS, including acting as calculation agent and hedging our obligations under the PLUS. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS. The calculation agent will determine the initial basket value and the final basket value, and will calculate the amount you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to a basket component or calculation of the final share price in the event of a discontinuance of a basket component, and any anti-dilution adjustments, may affect the payout to you at maturity.

  The inclusion in the original issue price of commissions and estimated cost of hedging is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS is willing to purchase PLUS in secondary market transactions will likely be lower than the original issue price, because the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the PLUS, as well as the estimated cost of hedging the issuer’s obligations under the PLUS. In addition, any such prices may differ from values determined by pricing models used by JPMS, as a result of dealer discounts, mark-ups or other transaction costs. The PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your PLUS to maturity.

  The market price of the PLUS is influenced by many unpredictable factors. Several factors will influence the value of the PLUS in the secondary market and the price at which JPMS may be willing to purchase or sell the PLUS in the secondary market, including: the expected volatility of the basket components, interest and yield rates in the market generally, as well as in the markets of the securities or futures contracts underlying or held by the basket components, time remaining to maturity, the dividend or interest rate of the securities, if applicable, underlying the basket components, developments in the real estate market, the market prices of the physical commodities upon which the futures contracts held by the GSG Shares are based, geopolitical conditions and economic, financial, political, regulatory, geographical,

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  agricultural, meteorological and judicial events that affect the securities or futures contracts underlying any basket component or stock, bond or commodity futures markets generally, the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which securities underlying the basket components are traded and the correlation between that rate and the prices of basket components, the occurrence of certain events to the basket components that may or may not require an adjustment to the adjustment factor and any actual or anticipated changes in our credit ratings or credit spreads. The price of the basket components may be and has recently been volatile, and we can give you no assurance that the volatility will lessen. You may receive less, and possibly significantly less, than the stated principal amount per PLUS if you try to sell your PLUS prior to maturity.

  Investing in the PLUS is not equivalent to investing in the basket components. Investing in the PLUS is not equivalent to investing in the basket components or any securities or futures contracts underlying or included in the basket components. Investors in the PLUS will not have voting rights or any other rights with respect to the basket components or any securities or futures contracts underlying or included in the basket components.

  The basket is composed of a limited number of underlying investments and these underlying investments may not participate in any global expansion; there are specific risks applicable to the basket components. The basket is composed of (i) five equity-linked exchange traded funds that trade the emerging markets and the developed markets including the equity markets of Canada, the Pacific (excluding Japan) and the real estate sector of the U.S. equity markets, (ii) three bond-linked exchange traded funds that track U.S. dollar denominationed investment grade and non-investment grade high yield corporate debt securities and inflation-protected public obligations of the U.S. Treasury and (iii) a commodity-linked exchange traded fund that tracks futures contracts on commodities across a number of sectors. Given this limited focus, the basket may not contain the underlying investments that would perform well in the current economic conditions or in any expansion of the world economies. In addition, even if the basket contained investments that would perform well in a global economic expansion, such an expansion would be subject to numerous highly complex and inter-related economic and geopolitical events and conditions. Whether or not an expansion occurs, the basket components may decline significantly in value or underperform significantly other investments that are not included in the basket. Accordingly, the limited focus of the basket may have a significantly adverse effect on the value of the PLUS and your return at maturity, if any.

  There are specific risks associated with each of the basket components and the most significant of these risks are highlighted in the risk factors below.

  Adjustments to the basket components or the indices tracked by the basket components could adversely affect the value of the PLUS. Those responsible for calculating and maintaining the basket components and the various indices tracked by the basket components can, pursuant to their investment strategy or otherwise, add, delete or substitute the components of the basket components or the indices tracked by the basket components, or make other methodological changes that could change the value of the basket components or the indices tracked by the basket components. Any of these actions could adversely affect the prices of the basket components and, consequently, the value of the PLUS.

  Your return on the PLUS will not reflect dividends, interest payments or other distributions on the securities underlying the basket components. Your return on the PLUS will not reflect the return you would realize if you actually owned the securities, if applicable, underlying the underlying basket components and received the dividends, interest payments or other distributions paid on those securities.

  There are risks associated with the basket components. Although the basket components are listed for trading on the NYSE Arca, Inc. and a number of similar products have been traded on NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the basket components or that there will be liquidity in the trading market. In addition, the basket components are subject to management risk, which is the risk that the applicable investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the basket components, and consequently, the value of the PLUS.

  We have no affiliation with the basket constituents. To our knowledge, we are not currently affiliated with any issuers of the securities, if applicable, underlying the basket components. We assume no responsibility for the adequacy of the information about the basket constituents contained in these preliminary terms or in product supplement no. MS-9-A-I. You should make your own investigation into the

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  basket constituents. We are not responsible for the basket components’ public disclosure of information, whether contained in SEC filings or otherwise.

  The basket components and the indices underlying the basket components are different. The performance of the basket components may not exactly replicate the performance of the corresponding underlying index because the basket components will reflect transaction costs and fees that are not included in the calculation of the indices tracked by those basket components. It is also possible that one or more of the basket components may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the corresponding underlying index due to the temporary unavailability of certain securities or commodity futures contracts in the secondary market, the performance of any derivative instruments contained in those basket components, differences in trading hours between the basket components and the underlying index or due to other circumstances. Additionally, the investment adviser of those basket components may have authorization to invest up to a certain percentage of its assets in shares of other exchange-traded funds that seek to track the performance of securities or commodity futures contracts of similar constituent countries or industries of the index tracked by those basket components.

  The PLUS are subject to currency exchange risk. Because the prices of the securities or commodity futures contracts underlying the basket components are converted into U.S. dollars for the purposes of calculating the net asset value of the basket components, holders of the PLUS will be exposed to currency exchange rate risk with respect to the currencies in which securities or commodity future contracts underlying the basket components are traded. Your net exposure will depend on the extent to which the currencies in which securities or commodity futures contracts underlying the basket components are traded strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against the currencies in which securities or commodity futures contracts underlying the basket components are traded, the net asset value of the basket components will be adversely affected and the amount we pay you at maturity, if any, may be reduced. Of particular importance to potential currency exchange risk are:

    existing and expected rates of inflation;

    existing and expected interest rate levels;

    the balance of payments; and

    the extent of government surpluses or deficits in the component countries and the United States of America

  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

  Changes in the value of the basket components may offset each other — The PLUS are linked to a basket composed of the basket components. Price movements in the basket components may not correlate with each other. At a time when the value of one or more of the basket components increases, the value of the other basket components may not increase as much or may even decline. Therefore, in calculating the final basket value, increases in the value of one or more of the basket components may be moderated, or more than offset, by lesser increases or declines in the level of the other basket components.
  The basket components are not equally weighted. Because the basket components are not equally weighted, the same percentage change in two of the basket components may have different effects on the basket closing value. For example, because the basket component weighting for the EEM Shares is greater than the basket component weighting for the EFA Shares, a 5% decrease in the price of the EEM Shares will have a greater effect on the basket closing value than a 5% decrease in price of the EFA Shares. Because the EEM Shares make up 40% of the basket, we expect that generally the market value of your PLUS and your payment at maturity will depend significantly on the performance of the EEM Shares.

  The PLUS entail non-U.S. securities emerging markets risk. The securities, if applicable, that compose the basket components may have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and

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  cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

  Owning the PLUS is not the same as owning the basket components. Owning the PLUS is not the same as owning the basket components. Accordingly, changes in the value of a basket component may not result in a comparable change of the market value of the PLUS. If the value of the basket on any trading day increases above the initial basket value, the value of the PLUS may not increase comparably, if at all. It is possible for the value of the basket components to increase moderately while the value of the PLUS declines.

  The anti-dilution protection for the basket components is limited. The calculation agent will make adjustments to the adjustment factor for certain events affecting the basket components. However, the calculation agent will not make an adjustment in response to all events that could affect the basket components. If an event occurs that does not require the calculation agent to make an adjustment, the value of the PLUS may be materially and adversely affected.

  Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the PLUS on or prior to the pricing date and prior to maturity could adversely affect the value of the basket components, and, as a result, could decrease the amount an investor may receive on the PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the value of the basket components on the pricing date and, therefore, could potentially increase the level that the basket components must reach on the valuation date before you receive a payment at maturity that exceeds the issue price of the PLUS. Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the final basket value and, accordingly, the amount of cash an investor will receive at maturity.

  The commodity futures contracts held by the GSG Shares are subject to uncertain legal and regulatory regimes — The commodity futures contracts held by the GSG Shares are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect the price of the GSG Shares. Any future regulatory changes, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, may have a substantial adverse effect on the value of your PLUS. Additionally, in accordance with the Dodd-Frank Act, the U.S. Commodity Futures Trading Commission is drafting regulations that will affect market participants’ position limits in certain commodity-based futures contracts, such as futures contracts on certain energy and agricultural based commodities. These proposed regulations, when final and implemented, may reduce liquidity in the exchange-traded market for such commodity-based futures contracts.

  The PLUS do not offer direct exposure to commodity spot prices — The PLUS are linked in part to the GSG Shares, which hold commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and

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  demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the PLUS may underperform a similar investment that is linked to commodity spot prices.

  Higher futures prices of the commodity futures contracts held by the GSG Shares relative to the current prices of such contracts may affect the price of the GSG Shares and the value of the PLUS — The GSG Shares hold futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts held by the GSG Shares approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced with a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the November contract would take place at a price that is higher than the price of the October contract, thereby creating a negative “roll yield.” Contango could adversely affect the price of the GSG Shares and thus the value of PLUS linked to the GSG Shares. The futures contracts held by the GSG Shares have historically been in contango.

  The GSG Shares may be subject to pronounced risks of pricing volatility — As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. These factors (when combined or in isolation) may affect the price of futures contracts and, as a consequence, the price of the GSG Shares and your payout at maturity.

  Commodity prices are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the price of the GSG Shares — Market prices of the commodity futures contracts held by the GSG Shares tend to be highly volatile and may fluctuate rapidly based on numerous factors, including changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather and agricultural, trade, fiscal and exchange control policies. Many commodities are also highly cyclical. These factors may affect the price of the GSG Shares in varying ways, and different factors may cause the value of different commodity futures contracts held by the GSG Shares to move in inconsistent directions at inconsistent rates.

  Suspension or disruptions of market trading in the commodity and related options futures markets may adversely affect the price of the GSG Shares, and therefore the value of the PLUS — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the price of the GSG Shares and, therefore, the value of your PLUS.

  An investment linked to the prices of fixed-income securities, such as the HYG Shares and the LQD Shares, is subject to significant risks, including interest rate-related and credit-related risks. Investing in the PLUS or in the HYG Shares and the LQD Shares differs significantly from investing directly in bonds to be held to maturity as the values of the HYG Shares and the LQD Shares change, at times significantly, during each trading day based upon the current market prices of their underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuer of these bonds. The market prices of the bonds underlying each of the HYG Shares and the LQD Shares are determined by reference to the bid and ask quotations provided by the 9 contributing banks, one of which is J.P. Morgan Chase & Co.

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  In general, fixed-income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed-income securities, including those underlying the HYG Shares and the LQD Shares, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations.

  Interest rates are subject to volatility due to a variety of factors, including:

    sentiment regarding underlying strength in the U.S. economy and global economies;

    expectations regarding the level of price inflation;

    sentiment regarding credit quality in the U.S. and global credit markets;

    central bank policies regarding interest rates; and

    the performance of U.S. and foreign capital markets.

  In addition, the prices of the underlying bonds are significantly influenced by the creditworthiness of the issuers of the bonds. The bonds underlying the HYG Shares and the LQD Shares may have their credit ratings downgraded, including in the case of the bonds included in the Markit IBoxx USD Liquid Investment Grade index, a downgrade from investment grade to non-investment grade status, or have their credit spreads widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the underlying bonds may suffer significant and rapid price declines. These events may affect only a few or a large number of the underlying bonds. See “Historical Information” below.

  The HYG Shares and the LQD Shares may include U.S. dollar-denominated bonds of foreign corporations. Investing in U.S. dollar-denominated bonds issued by non-U.S. companies has different risks than investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, and potential restrictions of the flow of international capital.

  Further, the HYG Shares is designed to provide a representation of the U.S. dollar high yield corporate market and is therefore subject to high yield securities risk, the risk being that securities that are rated below investment grade (commonly known as “junk bonds,” including those bonds rated at BB+ or lower by S&P or Fitch or Ba1 by Moody’s) may be more volatile than higher-rated securities of similar maturity. High yield securities may also be subject to greater levels of credit or default risk than higher-rated securities. The value of high yield securities can be adversely affected by overall economic conditions, such as an economic downturn or a period of rising interest rates, and high yield securities may be less liquid and more difficult to sell at an advantageous time or price or to value than higher-rated securities. In particular, high yield securities are often issued by smaller, less creditworthy companies or by highly leveraged (indebted) firms, which are generally less able than more financially stable firms to make scheduled payments of interest and principal.

  An investment linked to the prices of fixed-income securities, such as the TIP Shares, is subject to significant risks, including interest rate-related and credit-related risks. Investing in the PLUS or in the TIP Shares differs significantly from investing directly in bonds to be held to maturity as the value of the TIP Shares changes, at times significantly, during each trading day based upon the current market prices of its underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the U.S. government.

  In general, fixed-income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed-income securities, including those underlying the TIP Shares, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. As a result, rising interest rates may cause the value of the bonds underlying the TIP Shares, and the TIP Shares itself, to decline, possibly significantly.

  The TIP Shares includes inflation-protected bonds, which typically have lower yields than conventional fixed-rate bonds because of their inflation adjustment feature. For TIP Shares, if inflation is low, the benefit received from the inflation-protected feature of the underlying bonds may not sufficiently compensate you for this reduced yield.

  Risks associated with the real estate industry will affect the value of your PLUS— The iShares® Dow Jones Real Estate Index Fund holds a variety of real estate-related securities. The following are

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  some of the conditions that might impact the value of the securities held by the iShares® Dow Jones Real Estate Index Fund and the value of the iShares® Dow Jones Real Estate Index Fund, and accordingly, the value of the basket and the value of your PLUS:

    a decline in the value of real estate properties;

    increases in property and operating taxes;

    increased competition or overbuilding;

    a lack of available mortgage funds or other limits on accessing capital;

    tenant bankruptcies and other credit problems;

    changes in zoning laws and governmental regulations;

    changes in interest rates; and

    uninsured damages from floods, earthquakes or other natural disasters.

  The difficulties described above could cause an upturn or a downturn in the real estate industry generally or regionally and could cause the value of the securities held by the iShares® Dow Jones Real Estate Index Fund and thus the value of the iShares® Dow Jones Real Estate Index Fund to decline or remain flat during the term of the PLUS, which may adversely affect the value of your PLUS.

  Secondary trading may be limited.The PLUS will not be listed on a securities exchange. There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. JPMS may act as a market maker for the PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the PLUS.

  The tax consequences of an investment in the PLUS are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the PLUS, and we do not intend to request a ruling from the IRS regarding the PLUS. The IRS might not accept, and a court might not uphold, the characterization and tax treatment of the PLUS described in “Fact Sheet — General Information — Tax considerations” in this document and in “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-9-A-I. If the IRS were successful in asserting an alternative characterization or treatment for the PLUS, the timing and character of income on the PLUS could differ materially and adversely from our description herein. Even if the characterization of the PLUS is respected, the IRS may assert that the PLUS constitute “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and an interest charge would apply as if that income had accrued for tax purposes at a constant yield over the PLUS’s term. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the PLUS. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-9-A-I and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice. In addition, based on certain factual assumptions and representations received from us, our special tax counsel is of the opinion that we should not be required to withhold under Sections 897 and 1445 of the Internal Revenue Code of 1986 and the regulations thereunder (collectively, “FIRPTA”) on proceeds paid to Non-U.S. Holders, although it is possible that we may decide (or that the IRS could

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argue) that we are required to do so. Non-U.S. Holders should also note that they may in any event be withheld upon unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

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Information about the Basket Components and the Reference Indices

The iShares® MSCI Emerging Markets Index Fund. The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund managed by iShares®, Inc. (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® MSCI Emerging Markets Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® S&P GSCI Commodity-Indexed Trust. The iShares® S&P GSCI Commodity-Indexed Trust is a unit investment trust managed by BlackRock Asset Management International Inc. (“BAMI”). Substantially all of the assets of the iShares® S&P GSCI Commodity-Indexed Trust consist of interests in the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC (the “Investing Pool”), which holds long positions in futures contracts on the S&P GSCI™ Excess Return Index. This fund seeks investment results that correspond generally, but are not necessarily identical, to the performance of the S&P GSCI™ Total Return Index before the payment of expenses and liabilities of the fund and the Investing Pool. Information provided to or filed with the SEC by BAMI pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file number 001-32947, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® Dow Jones US Real Estate Fund. The iShares® MSCI Dow Jones US Real Estate Fund is an exchange-traded fund managed by iShares® Trust (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® MSCI Dow Jones US Real Estate Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® MSCI Dow Jones US Real Estate Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones US Real Estate Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® iBoxx High Yield Corporate Bond Fund. The iShares® iBoxx High Yield Corporate Bond Fund is an exchange-traded fund managed by iShares® Trust (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® iBoxx High Yield Corporate Bond Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® iBoxx High Yield Corporate Bond Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Markit iBoxx® USD Liquid HY Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® iBoxx Investment Grade Corporate Bond Fund. The iShares® iBoxx Investment Grade Corporate Bond Fund is an exchange-traded fund managed by iShares® Trust (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® iBoxx Investment Grade Corporate Bond Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® iBoxx® Investment Grade Corporate Bond Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the The Markit iBoxx® USD Liquid Investment Grade. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In

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addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® iBoxx® Barclays TIPS Bond Fund. The iShares® iBoxx® Barclays TIPS Bond Fund is an exchange-traded fund managed by iShares® Trust (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® iBoxx® Barclays TIPS Bond Index Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® iBoxx® Barclays TIPS Bond Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L). Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® MSCI Canada Index Fund. The iShares® MSCI Canada Index Fund is an exchange-traded fund managed by iShares® Trust (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® MSCI Canada Index Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® MSCI Canada Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Canada Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® MSCI Pacific ex-Japan Index Fund. The iShares® MSCI Pacific ex-Japan Index Fund is an exchange-traded fund managed by iShares® Trust (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® MSCI Pacific ex-Japan Index Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® MSCI Pacific ex-Japan Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Pacific ex-Japan Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® MSCI EAFE Index Fund. The iShares® MSCI EAFE Index Fund is an exchange-traded fund managed by iShares® Trust (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® MSCI EAFE Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE® Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

These preliminary terms relate only to the PLUS offered hereby and do not relate to the basket components. We have derived all disclosures contained in these preliminary terms regarding the basket components from the publicly available documents described in the preceding paragraph. In connection with the offering of the PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket componets. Neither we nor the agent makes any representation that such publicly available documents or any other

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publicly available information regarding the basket components is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the value of the basket components (and therefore the value of the basket components at the time we price the PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket components could affect the value received at maturity with respect to the PLUS and therefore the trading prices of the PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket components.

We and/or our affiliates may presently or from time to time engage in business with the sponsors of the basket components. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the basket components, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the basket components. The statements in the preceding two sentences are not intended to affect the rights of investors in the PLUS under the securities laws. As a prospective purchaser of the PLUS, you should undertake an independent investigation of the basket components as in your judgment is appropriate to make an informed decision with respect to an investment in securities linked to the basket components.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The PLUS are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the PLUS.

The S&P GSCI™ Total Return Index. The S&P GSCI™ Total Return Index is a proprietary index that Goldman, Sachs & Co. developed and that Standard & Poor’s, a division of The McGraw-Hill Companies (“S&P”) calculates. The S&P GSCI™ Total Return Index is a world production-weighted index that is designed to reflect the relative significance of principal non-financial commodities (i.e., physical commodities) in the world economy. The S&P GSCI™ Total Return Index represents the return of a portfolio of the futures contracts for the underlying commodities and interest earned on hypothetical, fully collateralized contract positions on the included commodities. The S&P GSCI™ Total Return Index is described under the heading “The iShares® S&P GSCI™Commodity-Indexed Trust — The S&P GSCI™ Total Return Index” in the accompanying product supplement no. MS-9-A-I.

The MSCI Emerging Markets Index. The MSCI Emerging Markets Index is a stock index calculated, published and disseminated daily by MSCI and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. Effective May 27, 2010, Israel has been reclassified as a developed market by MSCI. Since that date, Israel is no longer included in the MSCI Emerging Markets Index. The MSCI Emerging Markets Index is described under the heading “The MSCI Indices” in the accompanying product supplement no. MS-9-A-I.

The Dow Jones Real Estate Index. The Dow Jones U.S. Real Estate Index measures the performance of the real estate sector of the United States equity market. Component companies include those that invest directly or indirectly in real estate through development, investment or ownership; companies that provide services to real estate companies but do not own the properties themselves (agencies, brokers, leasing companies, management companies and advisory services); and real estate investment trusts or corporations (“REITs”) or listed property trusts (“LPTs”) that invest in office, industrial, retail, residential, specialty (e.g., health care), hotel, lodging and other properties or that are directly involved in lending money to real estate owners and operators or indirectly through the purchase of mortgages or mortgage-backed securities. REITs are passive investment vehicles that invest primarily in income producing real estate or real estate-related loans and interests. The Dow Jones Real Estate Index is described under the heading “The iShares® Dow Jones U.S. Real Estate Index Fund — The Dow Jones U.S. Real Estate Index” in the accompanying product supplement no. MS-9-A-I.

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The Markit iBoxx® USD Liquid HY Index. The Markit iBoxx® USD Liquid HY Index is a rules-based index consisting of liquid U.S. dollar-denominated, high yield corporate bonds for sale in the United States, as determined by International Index Company Limited (“IIC”). The Markit iBoxx® USD Liquid HY Index is designed to provide a broad representation of the U.S. dollar-denominated liquid high yield corporate bond market. The Markit iBoxx® USD Liquid HY Index is a modified market value weighted index. The Markit iBoxx® USD Liquid HY Index is described under the heading “The iShares® iBoxx $ High Yield Corporate Bond Fund — The Markit iBoxx® USD Liquid HY Index” in the accompanying product supplement no. MS-9-A-I.

The Markit iBoxx® USD Liquid Investment Grade Index. The Markit iBoxx® USD Liquid Investment Grade Index is sponsored by International Index Company Limited (“IIC”), a wholly owned subsidiary of Markit Group Limited (“Markit”). IIC determines the relative weightings of the securities in the Markit iBoxx® USD Liquid Investment Grade Index and publishes information regarding the market value of the Markit iBoxx® USD Liquid Investment Grade Index. The Markit iBoxx® USD Liquid Investment Grade Index is described under the heading “The iShares® iBoxx $ Investment Grade Corporate Bond Fund — The Markit iBoxx® USD Liquid Investment Grade Index” in the accompanying product supplement no. MS-9-A-I.

The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L). The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) measures the performance of inflation-protected securities issued by the U.S. Treasury known as “TIPS.” The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) is market capitalization weighted, includes all publicly issued U.S. inflation-protected securities that meet the criteria for inclusion and is rebalanced once a month on the last calendar day of the month. TIPS are indexed to the non-seasonally adjusted Consumer Price Index for All Urban Consumers, or the CPI-U. The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) is described under the heading “The iShares® Barclays TIPS Bond Fund — The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L)” in the accompanying product supplement no. MS-9-A-I.

The MSCI Canada Index. The MSCI Canada Index is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for the developed equity market in Canada. The MSCI Canada Index is described under the heading “The MSCI Indices” in the accompanying product supplement no. MS-9-A-I.

The MSCI Pacific ex-Japan Index. The MSCI Pacific ex-Japan Index is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for the developed and emerging equity markets in the Far East, excluding Japan, which include China, Hong Kong, Indonesia, Korea, Malaysia, Philippines, Singapore, Taiwan, and Thailand. The MSCI Pacific ex-Japan Index is described under the heading “The MSCI Indices” in the accompanying product supplement no. MS-9-A-I.

The MSCI EAFE® Index. The MSCI EAFE® Index is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for the developed equity markets in Australia and New Zealand and those in Europe and Asia, which include Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. Effective May 2010, Israel has been reclassified as a developed market and has been included in the MSCI EAFE® Index. The MSCI EAFE® Index is described under the heading “The MSCI Indices” in the accompanying product supplement no. MS-9-A-I.

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Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, for each of the basket components for each quarter in the period from January 3, 2005 through November 30, 2010. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical closing values of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the closing price on the valuation date.

iShares® MSCI Emerging Markets Index Fund	High ($)	Low ($)	Period End ($)
2005

First Quarter
	24.6533	21.2333	22.5389
Second Quarter
	24.3700	21.6700	23.8333
Third Quarter
	28.3233	23.9333	28.3200
Fourth Quarter
	29.8333	25.0667	29.4033
2006

First Quarter
	33.5900	30.4333	33.0167
Second Quarter
	37.0333	27.3367	31.2300
Third Quarter
	33.1367	29.2000	32.2867
Fourth Quarter
	38.1500	31.8033	38.1033
2007

First Quarter
	39.5267	35.0333	38.7500
Second Quarter
	44.4200	39.1333	43.8200
Third Quarter
	50.1133	39.4967	49.7800
Fourth Quarter
	55.6433	47.2700	50.1000
2008

First Quarter
	50.3667	42.1667	44.7933
Second Quarter
	51.7000	44.4333	45.1933
Third Quarter
	44.4333	31.3300	34.5300
Fourth Quarter
	33.9000	18.2200	24.9700
2009

First Quarter
	27.0900	19.9400	24.8100
Second Quarter
	34.6400	25.6500	32.2300
Third Quarter
	39.2900	30.7500	38.9100
Fourth Quarter
	42.0700	37.5600	41.5000
2010

First Quarter
	43.2200	36.8300	42.1200
Second Quarter
	43.9800	36.1600	37.3200
Third Quarter
	43.7000	37.5900	43.6000
Fourth Quarter (through November 30, 2010)
	48.5800	44.7700	46.5300

iShares® MSCI Emerging Markets Index Fund – Daily Closing Price January 3, 2005 to November 30, 2010

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iShares®S&P GSCI Commodity-Indexed Trust	High	Low	Period End
2005

First Quarter
	165.2460	142.1800	162.0940
Second Quarter
	162.3890	146.0780	152.8850
Third Quarter
	179.0690	154.1070	178.2490
Fourth Quarter
	180.2400	163.3580	171.8290
2006

First Quarter
	174.2240	158.7800	166.5760
Second Quarter
	187.6280	164.7230	174.0310
Third Quarter
	179.9620	156.5870	158.7340
Fourth Quarter
	175.2140	156.0750	159.2100
2007

First Quarter
	173.5030	155.8800	170.8300
Second Quarter
	176.4840	168.5220	170.1040
Third Quarter
	179.7150	161.0620	176.4890
Fourth Quarter
	190.9240	172.1230	190.9240
2008

First Quarter
	219.0930	181.1570	203.1230
Second Quarter
	237.9530	202.5510	237.9530
Third Quarter
	237.7960	159.8720	159.8720
Fourth Quarter
	159.0170	106.0920	120.5560
2009

First Quarter
	123.4580	101.9990	112.2950
Second Quarter
	131.1160	107.4940	121.0190
Third Quarter
	132.9180	113.2370	124.1740
Fourth Quarter
	142.3014	125.5450	142.1119
2010

First Quarter
	145.0288	126.5582	135.4368
Second Quarter
	136.7546	122.0239	123.9871
Third Quarter
	140.2939	123.9774	138.4738
Fourth Quarter (through November 30, 2010)
	155.8740	139.8925	146.0175

iShares®S&P GSCI Commodity-Indexed Trust – Daily Closing Price January 3, 2005 to November 30, 2010

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iShares® Dow Jones U.S. Real Estate Index Fund	High ($)	Low ($)	Period End ($)
2005

First Quarter
	60.8300	55.5250	56.1000
Second Quarter
	65.0300	55.7750	63.5500
Third Quarter
	68.2800	62.2700	64.2700
Fourth Quarter
	66.5000	59.2400	64.2800
2006

First Quarter
	75.0200	65.7300	73.5000
Second Quarter
	72.2000	67.2900	71.3000
Third Quarter
	78.2000	71.3300	77.1300
Fourth Quarter
	86.8300	77.0300	83.7100
2007

First Quarter
	94.7100	82.3400	85.2700
Second Quarter
	87.7700	76.8600	77.2000
Third Quarter
	80.2500	67.7900	76.5700
Fourth Quarter
	80.8500	65.0000	65.7000
2008

First Quarter
	68.2200	59.0200	65.1000
Second Quarter
	71.6500	60.9500	60.9500
Third Quarter
	67.2000	56.3400	61.9500
Fourth Quarter
	61.1700	25.4000	37.2300
2009

First Quarter
	37.2600	22.2100	25.4600
Second Quarter
	35.5500	25.3000	32.3400
Third Quarter
	45.0400	29.8800	42.6600
Fourth Quarter
	47.4400	39.6300	45.9200
2010

First Quarter
	50.8300	42.4500	49.7800
Second Quarter
	54.6600	46.9500	47.2100
Third Quarter
	55.2100	45.3200	52.8800
Fourth Quarter (through November 30, 2010)
	57.6200	52.7100	56.1500

iShares® Dow Jones U.S. Real Estate Index Fund – Daily Closing Price January 3, 2005 to November 30, 2010

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iShares® iBoxx® $ High Yield Corporate Bond Fund	High ($)	Low ($)	Period End ($)
2007

Second Quarter (from May 22, 2007)
	44.4200	39.1333	43.8200
Third Quarter
	50.1133	39.4967	49.7800
Fourth Quarter
	55.6433	47.2700	50.1000
2008

First Quarter
	50.3667	42.1667	44.7933
Second Quarter
	51.7000	44.4333	45.1933
Third Quarter
	44.4333	31.3300	34.5300
Fourth Quarter
	33.9000	18.2200	24.9700
2009

First Quarter
	27.0900	19.9400	24.8100
Second Quarter
	34.6400	25.6500	32.2300
Third Quarter
	39.2900	30.7500	38.9100
Fourth Quarter
	42.0700	37.5600	41.5000
2010

First Quarter
	43.2200	36.8300	42.1200
Second Quarter
	43.9800	36.1600	37.3200
Third Quarter
	43.7000	37.5900	43.6000
Fourth Quarter (through November 30, 2010)
	46.8700	45.2400	46.0100

iShares® iBoxx® $ High Yield Corporate Bond Fund – Daily Closing Price May 22, 2007 to November 30, 2010

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iShares® iBoxx® $ Investment Grade Corporate Bond Fund	High ($)	Low ($)	Period End ($)
2005

First Quarter
	113.7200	108.4500	109.6100
Second Quarter
	112.1800	108.4000	112.1800
Third Quarter
	111.7900	109.3200	109.5400
Fourth Quarter
	108.9100	106.2400	107.7300
2006

First Quarter
	108.6700	105.2700	105.2700
Second Quarter
	105.3500	102.4000	103.4600
Third Quarter
	107.1000	102.2500	106.8300
Fourth Quarter
	108.5500	105.4500	106.6600
2007

First Quarter
	108.6800	106.1000	107.2900
Second Quarter
	107.7300	103.0300	104.5700
Third Quarter
	105.5600	102.6100	105.4900
Fourth Quarter
	107.4300	103.1400	104.8400
2008

First Quarter
	107.5700	102.9000	105.2000
Second Quarter
	106.1500	101.0000	101.4000
Third Quarter
	101.7700	81.8000	89.7900
Fourth Quarter
	101.6500	83.8000	101.6500
2009

First Quarter
	102.6000	90.5400	94.1200
Second Quarter
	100.4200	92.8600	100.2800
Third Quarter
	107.1900	99.5500	106.6800
Fourth Quarter
	107.2500	103.9400	104.1500
2010

First Quarter
	106.7900	103.4700	105.7300
Second Quarter
	108.4600	104.5600	108.4600
Third Quarter
	113.0900	107.8300	113.0900
Fourth Quarter (through November 30, 2010)
	113.2500	109.2400	112.5800

iShares® iBoxx® Investment Grade Corporate Bond Fund – Daily Closing Price January 3, 2005 to November 30, 2010

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iShares® Barclays TIPS Bond Fund	High ($)	Low ($)	Period End ($)
2005

First Quarter
	107.0100	103.9000	106.3600
Second Quarter
	107.4100	102.5800	104.9900
Third Quarter
	105.6900	101.7900	102.4800
Fourth Quarter
	103.3300	99.0600	99.5700
2006

First Quarter
	100.0300	98.3200	99.6000
Second Quarter
	101.6900	99.1600	99.5300
Third Quarter
	101.4900	98.0100	98.2100
Fourth Quarter
	101.5000	98.1400	100.3600
2007

First Quarter
	101.3300	97.3000	98.2800
Second Quarter
	102.6000	98.4400	101.0300
Third Quarter
	107.9700	100.9000	107.2600
Fourth Quarter
	111.5200	106.9300	108.7900
2008

First Quarter
	108.8300	104.7400	107.6100
Second Quarter
	108.4100	95.3800	95.3800
Third Quarter
	101.7500	90.7300	99.9900
Fourth Quarter
	103.3400	96.4800	101.5000
2009

First Quarter
	101.8700	98.9000	100.1600
Second Quarter
	103.4200	99.8800	103.0400
Third Quarter
	106.5700	102.7200	104.4000
Fourth Quarter
	105.4900	102.7400	104.6500
2010

First Quarter
	106.9900	104.4000	105.8500
Second Quarter
	111.5400	105.3500	111.2000
Third Quarter
	43.7000	37.5900	43.6000
Fourth Quarter (through November 30, 2010)
	46.8700	45.2400	46.0100

iShares® Barclays TIPS Bond Fund – Daily Closing Price January 3, 2005 to November 30, 2010

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iShares® MSCI Canada Index Fund	High ($)	Low ($)	Period End ($)
2005

First Quarter
	18.3200	16.2800	17.7800
Second Quarter
	18.4500	16.4700	18.2700
Third Quarter
	21.5800	18.0900	21.5800
Fourth Quarter
	22.0600	19.5500	21.9100
2006

First Quarter
	23.9600	22.3200	23.6100
Second Quarter
	25.4800	22.1500	23.6900
Third Quarter
	24.9600	22.8500	23.9600
Fourth Quarter
	26.1700	23.1600	25.2500
2007

First Quarter
	26.4200	24.1100	26.1500
Second Quarter
	30.6600	26.3500	29.8600
Third Quarter
	32.7300	27.5200	32.7300
Fourth Quarter
	36.4200	31.0000	32.1200
2008

First Quarter
	32.9500	28.4000	30.3000
Second Quarter
	35.7700	30.7000	33.2400
Third Quarter
	33.2400	25.9600	26.3400
Fourth Quarter
	26.1500	14.4700	17.4300
2009

First Quarter
	18.8800	13.7900	16.4600
Second Quarter
	23.6400	16.9900	21.4200
Third Quarter
	26.0500	19.8700	25.4800
Fourth Quarter
	26.8000	23.8500	26.3300
2010

First Quarter
	28.1900	24.2500	27.8900
Second Quarter
	28.8500	24.8200	24.8200
Third Quarter
	28.0300	24.5400	28.0300
Fourth Quarter (through November 30, 2010)
	30.1500	28.1500	28.8800

iShares® MSCI Canada Index Fund – Daily Closing Price January 3, 2005 to November 30, 2010

December 2010	Page 28

Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012
Performance Leveraged Upside SecuritiesSM

iShares® MSCI Pacific ex-Japan Index Fund	High ($)	Low ($)	Period End ($)
2005

First Quarter
	31.7633	28.9833	30.0900
Second Quarter
	32.1233	29.2100	31.2267
Third Quarter
	34.6400	30.4267	34.3200
Fourth Quarter
	34.1267	31.6833	34.0000
2006

First Quarter
	35.7200	33.5667	35.7200
Second Quarter
	39.1500	33.3067	35.6100
Third Quarter
	37.9900	34.7667	37.1333
Fourth Quarter
	42.5133	37.4167	41.0033
2007

First Quarter
	45.8367	40.1767	45.8367
Second Quarter
	49.8567	46.1533	49.6967
Third Quarter
	56.6667	43.2667	56.5400
Fourth Quarter
	60.6667	49.6867	51.2933
2008

First Quarter
	51.1067	43.0900	46.6933
Second Quarter
	51.8733	43.6500	43.6500
Third Quarter
	45.5033	33.7000	33.7000
Fourth Quarter
	33.3000	19.5800	26.3400
2009

First Quarter
	26.9000	20.0600	26.5100
Second Quarter
	33.8800	25.9900	30.6800
Third Quarter
	40.5300	29.6300	38.6100
Fourth Quarter
	43.4400	39.4200	42.9800
2010

First Quarter
	44.1600	37.2700	44.1600
Second Quarter
	45.1100	34.7200	35.8700
Third Quarter
	44.9400	36.4900	44.6300
Fourth Quarter (through November 30, 2010)
	48.9100	45.0400	45.2500

iShares® MSCI Pacific ex-Japan Index Fund – Daily Closing Price January 3, 2005 to November 30, 2010

December 2010	Page 29

Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012
Performance Leveraged Upside SecuritiesSM

iShares® MSCI EAFE Index Fund	High ($)	Low ($)	Period End ($)
2005

First Quarter
	55.2667	51.1833	52.9233
Second Quarter
	53.8700	51.3333	52.3500
Third Quarter
	58.5000	52.0500	58.0900
Fourth Quarter
	60.9100	54.7200	59.4200
2006

First Quarter
	65.4000	60.3300	64.9900
Second Quarter
	70.5800	59.6000	65.3500
Third Quarter
	68.4600	61.6200	67.7800
Fourth Quarter
	74.3100	67.9600	73.2600
2007

First Quarter
	76.9400	70.9500	76.2700
Second Quarter
	81.7900	76.4700	80.6300
Third Quarter
	83.7700	73.7000	82.5600
Fourth Quarter
	86.1800	78.2400	78.5000
2008

First Quarter
	78.3500	68.3100	71.9000
Second Quarter
	78.5200	68.1000	68.7000
Third Quarter
	68.0400	53.0800	56.3000
Fourth Quarter
	55.8800	35.7100	44.8700
2009

First Quarter
	45.4400	31.6900	37.5900
Second Quarter
	49.0400	38.5700	45.8100
Third Quarter
	55.8100	43.9100	54.7000
Fourth Quarter
	57.2800	52.6600	55.3000
2010

First Quarter
	57.9600	50.4500	56.0000
Second Quarter
	58.0300	46.2900	46.5100
Third Quarter
	55.4200	47.0900	54.9200
Fourth Quarter (through November 30, 2010)
	59.4600	54.6700	57.4900

iShares® MSCI EAFE Index Fund – Daily Closing Price January 3, 2005 to November 30, 2010

December 2010	Page 30

Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Supplemental Plan of Distribution

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the PLUS in the secondary market, but is not required to do so.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Use of Proceeds” beginning on page PS-17 of the accompanying product supplement no. MS-9-A-I.

December 2010	Page 31

Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Where You Can Find More Information

You may revoke your offer to purchase the PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the PLUS prior to their issuance. In the event of any changes to the terms of the PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the prospectus dated November 21, 2008, as supplemented by the prospectus supplement dated November 21, 2008 relating to our Series E medium-term notes of which these PLUS are a part, and the more detailed information contained in product supplement no. MS-9-A-I dated November 30, 2010.

This document, together with the documents listed below, contains the terms of the PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. MS-9-A-I, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

  Product supplement no. MS-9-A-I dated November 30, 2010:
   http://www.sec.gov/Archives/edgar/data/19617/000089109210005453/e40968_424b2.pdf
  Prospectus supplement dated November 21, 2008:
   http://www.sec.gov/Archives/edgar/data/19617/000089109208005661/e33600_424b2.pdf
  Prospectus dated November 21, 2008:
   http://www.sec.gov/Archives/edgar/data/19617/000089109208005658/e33655_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, the “Company,” “we,” “us” and “our” refer to JPMorgan Chase & Co.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

December 2010	Page 32